                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A  INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement          / / Confidential, For Use of the
                                             Commission Only (as Permitted
                                             by Rule 14a-6(e)(2))

/x/ Definitive Proxy Statement

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   BENTHOS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /x/  No fee required.

     / /   Fee computed on table below per Exchange Act
           Rules 14a-6(i)(1) and 0-11

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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


                                    [LOGO]

                                 BENTHOS, INC.

                               ----------------

                   Notice of Special Meeting in Lieu of the
                        Annual Meeting of Stockholders
                              Friday, May 4, 2001
                                  10:00 a.m.

                               ----------------

To Benthos Stockholders:

   A Special Meeting in Lieu of the Annual Meeting of Stockholders of Benthos, Inc. will be held on Friday, May 4, 2001 at 10:00 a.m., local time, at the Holiday Inn, 291 Jones Road, Falmouth, Massachusetts, for the following purposes:

     1. To elect two Class II members of the Board of Directors of the Company to serve until the 2004 Annual Meeting of Stockholders and until their successors are duly elected.

     2. To consider and act upon a proposal to approve the appointment of Arthur Andersen LLP as the Company's auditors for the 2001 fiscal year.

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

   Only stockholders of record at the close of business on March 30, 2001 are entitled to notice of and to vote at this meeting.

                                          By Order of the Board of Directors

                                          John T. Lynch, Clerk

North Falmouth, Massachusetts
April 4, 2001


                                  IMPORTANT

  It is important that your shares be represented at the meeting.
  Accordingly, whether or not you expect to attend the meeting, please sign, date and promptly return the attached proxy in the enclosed envelope.

        49 Edgerton Drive, North Falmouth, Massachusetts 02556-2826 USA
                    Tel: (508) 563-1000 Fax: (508) 563-6444

                                 BENTHOS, INC.

                                PROXY STATEMENT

                        Special Meeting in Lieu of the
                        Annual Meeting of Stockholders
                                  May 4, 2001

   This proxy statement and the accompanying Notice of Special Meeting in Lieu of the Annual Meeting of Stockholders is furnished to stockholders of Benthos, Inc., a Massachusetts corporation (the "Company"), in connection with the solicitation by the Board of Directors of proxies to be used at the Special Meeting in Lieu of the Annual Meeting of Stockholders of the Company to be held on May 4, 2001 at the time and place set forth in the accompanying notice and at any and all adjournments thereof. The approximate date on which this proxy statement and accompanying proxy form are being sent to stockholders is April 4, 2001.

                      INFORMATION AS TO VOTING SECURITIES

   Only stockholders of record at the close of business on March 30, 2001 (the "record date") will be entitled to vote at the meeting. On that date, the Company had outstanding and entitled to vote 1,383,102 shares of Common Stock. Each share of Common Stock outstanding on the record date is entitled to one vote. Under the Company's By-Laws, the presence in person or by proxy of a majority in interest of all shares of Common Stock issued, outstanding and entitled to vote at the meeting shall constitute a quorum. When a quorum is present, a director may be elected by a plurality of the votes properly cast. The approval of the auditors will require the favorable vote of a majority of the votes properly cast. Votes withheld from any nominee for election as a director, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence of a quorum for the meeting. Therefore, abstentions and broker "non-votes" will have the effect of "against" votes. Broker "non-votes" occur when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Usually, this would occur when brokers holding stock in "street name" have not received any instructions from clients, in which case the brokers (as holders of record) are permitted to vote on "routine" proposals but not on non-routine matters. Missing votes on non-routine matters are "broker non-votes." The elections of directors and auditors are considered routine matters.

                              PROXY SOLICITATION

   The expenses of solicitation of proxies will be borne by the Company. It is expected that the solicitation will be made primarily by mail, but officers and employees of the Company may also solicit proxies by telephone, fax and in person. Arrangements will be made to furnish copies of proxy materials to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of the Company's Common Stock. Stockholders eligible to vote may vote over the Internet, by telephone, or by signing and mailing the enclosed proxy card. Detailed instructions for Internet and telephone voting are attached to the enclosed proxy card.

   The Company's principal executive offices are at 49 Edgerton Drive, North Falmouth, Massachusetts 02556-2826.

   Any person giving a proxy in the form accompanying this statement has the power to revoke it at any time before its exercise. It may be revoked by filing with the Clerk of the Company an instrument of revocation or by delivering a proxy bearing a later date (either in writing, by telephone or over the Internet). It may also be revoked by attendance at the meeting and election to vote in person.

                DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

   The current directors and executive officers of the Company are as follows:

             Name             Age                    Position
             ----             ---                    --------
 Samuel O. Raymond...........  72   Chairman Emeritus of the Board of
                                    Directors and Director of Research
 Stephen D. Fantone..........  47   Chairman of the Board of Directors,
                                    President and Chief Executive Officer
 A. Theodore Mollegen, Jr. ..  63   Director
 Thurman F. Naylor...........  81   Director
 Gary K. Willis..............  55   Director
 Arthur L. Fatum.............  48   Director
 Francis E. Dunne, Jr........  54   Vice President, Chief Financial Officer
                                    and Treasurer
 Robert A. Catalano..........  46   Vice President, Operations
 James R. Kearbey............  37   Vice President, General Manager, Container
                                    Inspection Systems Division
 Daniel R. Conway............  47   Vice President, Business Development

   On January 26, 2001, John L. Coughlin resigned as President and Chief Executive Officer and a director of the Company and Stephen D. Fantone was elected as President and Chief Executive Officer to succeed Mr. Coughlin on an interim basis.

   The Company's Board of Directors is classified into three classes, with the members of the respective classes serving for staggered three-year terms. Class I, consisting at present of Mr. Willis (with one vacant position caused by Mr. Coughlin's resignation), is eligible for re-election at the 2003 annual meeting; Class II, consisting of Mr. Mollegen and Dr. Fantone, is eligible for re-election at the 2001 annual meeting; Class III, consisting of Messrs. Raymond, Naylor and Fatum, is eligible for re-election at the 2002 annual meeting. The Company anticipates that Dr. Fantone's successor as President and Chief Executive Officer will be appointed to the vacancy now existing in the Class I directors. Officers of the Company serve at the pleasure of the Board of Directors.

   The following information is provided with respect to the business experience of each director and executive officer of the Company:

   Mr. Raymond founded the Company in 1962 and served as its President for twenty years. He previously served as Chairman of the Board from 1965-1982 and from 1989 to January 1997. Mr. Raymond most recently served as the President and Chief Executive Officer of the Company from June 1995 to April 1996. Mr. Raymond has served as a director of the Company since 1965. In January 1997, Mr. Raymond was elected as Chairman Emeritus of the Board of Directors and Director of Research of the Company. Mr. Raymond has a B.S. in Mechanical Engineering from M.I.T., holds nine U.S. patents, and is the author of several technical papers in undersea technology. He was instrumental in the development and marketing of many of the Company's original products in both the Company's Undersea Systems Division and the Container Inspection Systems Division.

   Dr. Fantone became a director of the Company in March 1995 and was elected Chairman of the Board of Directors in January 1997. Since 1982, he has been President and Chief Executive Officer of Optikos Corporation, an optical engineering firm which he founded and which specializes in the design and manufacture of optical products and instrumentation and optical test equipment. He has B.S. degrees in Electrical Engineering and Management from M.I.T. and a Ph.D. in Optics from the Institute of Optics at the University of Rochester. Dr. Fantone has been awarded 50 U.S. patents and is the author of numerous technical papers and articles on optical technology. He is also currently a Senior Lecturer in the Mechanical Engineering Department at M.I.T. and Treasurer of the Optical Society of America. On January 26, 2001, Mr. Fantone was elected as President and Chief Executive Officer of the Company to succeed Mr. Coughlin on an interim basis.

   Mr. Mollegen has served as a director of the Company since 1985. He is the President and Chief Executive Officer of Allied Resources Corporation, a company which provides engineering, technical training, and safety management services to industrial firms. Prior to founding Allied Resources in 1993, Mr. Mollegen was for sixteen years Chief Executive Officer of Analysis & Technology, Inc., a provider of engineering and technical services to the U.S. Navy. Mr. Mollegen has a B.E. in Electrical Engineering from Yale University and is the author of over 90 technical papers and reports on undersea topics. He is also a member of the Advisory Committee of the University of New Haven Southeast Branch and a member of the Arts and Technology Advisory Council for Connecticut College.

   Mr. Naylor is President of Cameras and Images International, Inc. (a dealer in photographic images and equipment), is the owner and founder of the Naylor Museum of Photography in Brookline, Massachusetts, and has served as a director of the Company since 1987. Mr. Naylor is an internationally recognized authority on photographic history, processes, and technology. Mr. Naylor is the former Chairman, President and CEO of Standard-Thomson Corporation, a manufacturer of temperature and pressure controls and electronic equipment. Mr. Naylor is also the former Chairman, President and CEO of Thomson International Corporation (1959-1989), a manufacturer of temperature controls with engineering and manufacturing facilities in twelve countries. Mr. Naylor has a B.A. in Economics from Fordham University and a B.S. in Mechanical Engineering from The Johns Hopkins University. Mr. Naylor is also a member of the Board of Directors of Analysis & Technology, Inc., Sandler Productions, Inc. (motion picture and television production) and Summit Industries, Inc. (a manufacturer of x-ray equipment).

   Mr. Willis has been a director of the Company since 1998. Mr. Willis recently retired from Zygo Corporation, a supplier of high precision yield improvement and metrology systems, where since November 1998, he had been Chairman of the Board of Directors. Mr. Willis had also served as a director of Zygo Corporation since February 1992 and as President (1992-1999) and Chief Executive Officer (1993-1999) of that corporation. Prior to joining Zygo, he was the Chairman, President and Chief Executive Officer of The Foxboro Company, a manufacturer of process control instruments and systems. Mr. Willis is also a director of Rofin-Sinar Technologies, Inc. (industrial laser systems), Hpower Corporation (commercial and residential fuel cells), and Middlesex Health Services, Inc., a Connecticut-based health care provider. Mr. Willis has a B.S. in Mechanical Engineering from Worcester Polytechnical Institute.

   Mr. Fatum has been a director of the Company since January 6, 2000. Since October 2000, he has been President of CNET Networks International Media, a division of CNET Networks, Inc., a global internet media company specializing in technology information. From July 2000 to October 2000, he was Executive Vice President and Chief Financial Officer of ZDNet, a division of Ziff-Davis, Inc. Ziff-Davis, Inc. was acquired by CNET Networks, Inc. in October 2000. From November 1998 to June 2000, he was Vice President and Chief Financial Officer of PictureTel Corporation, a company engaged in the development, manufacture and support of video conferencing and visual and audio collaboration solutions. Prior to joining PictureTel Corporation, he was President and Managing Director of AT&T Capital Europe (1995-1998), responsible for its pan-European equipment leasing business. Mr. Fatum has a B.S. in Mathematics from State University of New York and is a graduate of GE Management Development Institute.

   Mr. Dunne has been Treasurer and Chief Financial Officer of the Company since 1997 and Vice President since January 2000. Prior to joining the Company, he was Chief Financial Officer of Kinney Vacuum Company, then an operating division of General Signal Corporation (1993-1996). Kinney Vacuum Company is a manufacturer of industrial vacuum pumps and pump systems for the food packaging, chemical and pharmaceutical, heat treating, automotive, and other industries. General Signal Corporation was a manufacturer of products serving the process controls, electrical controls, and industrial technology industries. Mr. Dunne has a B.S. in Accounting from St. John's University, an M.B.A. in Finance from Long Island University, and is a Certified Public Accountant.

   Mr. Catalano has served as Vice President of Operations of the Company since March 15, 1999. Prior to this appointment, Mr. Catalano was the Product Line Manager for both the acoustic and hydrophone product lines of the Company from 1987 to 1999. He holds a B.S. in Geology from the University of Connecticut and an M.B.A. from Northeastern University. He is a member of the Society of Exploration Geophysicists.

   Mr. Kearbey was appointed as Vice President and General Manager of the Company's Container Inspection Systems Division on December 1, 2000. Prior to this appointment, Mr. Kearbey was General Manager of the Container Inspection Systems Division from 1998 to 2000 and Western Regional Sales Manager for the Container Inspection Systems Division from 1996 to 1998. Before joining the Company, he was the National Sales Manager at Sasib Packaging Systems, a manufacturer of packaging equipment for the food industry (1994-1996). Mr. Kearbey holds a B.A. degree from National Louis University and a M.B.A. from Keller Graduate School of Management.

   Mr. Conway was appointed Vice President, Business Development on April 20, 2000. Before joining the Company, he was Vice President, Business Development and Acquisition Integration (1995-2000) at Analysis & Technology, Inc., a provider of engineering and technical services to Department of Defense and commercial clients. Mr. Conway served as an officer on active duty in the naval nuclear submarine force, and later held the position of Officer in Charge of the Naval War College Detachment, Naval Intelligence, as a Commander in the U.S. Naval Reserves. Mr. Conway holds a B.S. in Oceanography from the United States Naval Academy and an MBA from the University of Rhode Island.

   There are no family relationships among the directors or executive officers of the Company.

Board and Committee Meetings

   Five meetings of the Board of Directors were held during the fiscal year ended September 30, 2000.

   The Audit Committee is a committee of the Board of Directors which reviews and discusses the plan for and the results of the annual audit with the Company's independent auditors and approves non-audit services provided by them. The Audit Committee also reviews the Company's internal control and accounting system. In addition, the committee makes recommendations to the Board concerning the selection of the independent auditors. The present members of the Committee, which met five times during the past fiscal year, are Messrs. Fatum, Mollegen, Naylor and Willis.

   The ESOP Committee is appointed by the Board of Directors and administers the Company's Employee Stock Ownership Plan. Messrs. Naylor and Fantone are the current members of the ESOP Committee. There were no meetings of the ESOP Committee during the past fiscal year.

   The Compensation and Stock Option Plan Committee (the "Compensation Committee") is a committee of the Board of Directors which establishes the compensation of senior officers and grants options under the Company's employee stock option plan. The current members of the Compensation Committee are Messrs. Mollegen, Naylor and Willis. The committee did not formally meet during the past fiscal year, but rather conducted business by e-mail, facsimile and telephone.

   The Board of Directors serves as the Company's Nominating Committee.

   All directors attended at least 75% of the meetings of the Board of Directors and the committees of which they were members during the fiscal year ended September 30, 2000, other than Mr. Naylor, who was absent from two directors' meetings and three meetings of the Audit Committee.

                         REPORT OF THE AUDIT COMMITTEE

   The Audit Committee is composed of Messrs. Fatum, Mollegen, Naylor and Willis, each of whom is "independent," as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is annexed as Appendix A to this Proxy Statement. The Audit Committee recommends to the Board of Directors the selection of the Company's independent accountants.

   Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

   In this context, the Audit Committee met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements for the fiscal year ended September 30, 2000 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

   The Company's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee discussed with the independent accountants that firm's independence.

   Based on the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended September 30, 2000 filed with the Securities and Exchange Commission.

                                          Audit Committee
                                          Arthur L. Fatum
                                          A. Theodore Mollegen, Jr.
                                          Thurman F. Naylor
                                          Gary K. Willis

   The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended September 30, 2000 and for the review of the financial statements included in the Company's Forms 10-QSB for the fiscal year ended September 30, 2000 were $82,500. There were no fees billed by Arthur Andersen LLP for financial information systems design and implementation professional services for the fiscal year ended September 30, 2000. The aggregate fees billed by Arthur Andersen LLP for services other than those described above for the fiscal year ended September 30, 2000 (consisting primarily of income tax consulting, planning, return preparation and merger and acquisition support) were $89,250.

   The Audit Committee has determined that the provision of the services provided by Arthur Andersen LLP as set forth above are compatible with maintaining its independence.

                  PRINCIPAL HOLDERS OF VOTING SECURITIES AND
                       SECURITY OWNERSHIP OF MANAGEMENT

   The following information is furnished as of March 30, 2001 with respect to the beneficial ownership of shares of Common Stock of the Company by the directors and executive officers of the Company, all of the directors and officers of the Company as a group and all persons known to be the beneficial owners of more than five percent of such outstanding stock. Unless otherwise indicated, each of the persons named below held sole voting and investment power over the shares listed below as of said date.

   In accordance with the rules of the Securities and Exchange Commission, shares which an individual has the right to acquire pursuant to stock options which are exercisable within sixty days are considered to be beneficially owned and, for purposes of calculating the percentage ownership of stock for an individual who holds exercisable stock options, such shares are also considered to be outstanding. Reference should be made to the footnotes below for further information as to each individual listed.

                                             Shares       Percent of Outstanding
        Name and Address (1)           Beneficially Owned      Common Stock
        --------------------           ------------------ ----------------------
Samuel O. Raymond....................       165,511 (2)            12.0%
Ronald K. Church 1996 Trust..........       128,250                 9.3%
Cape Cod Bank and Trust Company,
 N.A., Trustee of the Benthos, Inc.
 Employee Stock Ownership Plan
 ("ESOP")(3).........................        54,023                 3.9%
Stephen D. Fantone...................        72,917 (4)             5.2%
A. Theodore Mollegen, Jr. ...........        25,500 (5)             1.8%
Thurman F. Naylor....................        32,500 (6)             2.3%
Gary K. Willis.......................        20,000 (7)             1.4%
Arthur L. Fatum......................        15,000 (8)             1.1%
Francis E. Dunne, Jr. ...............        22,797 (9)             1.6%
Robert A. Catalano...................         3,573(10)             0.3%
James R. Kearbey.....................         7,916(11)             0.6%
Daniel R. Conway.....................         8,750(12)             0.6%
All directors and officers as a group
 (10 persons)........................       374,464(13)            25.3%

--------
  (1) Except as set forth below, the address of each of the individuals set forth in the table is c/o Benthos, Inc., 49 Edgerton Drive, North Falmouth, Massachusetts 02556. The address of the Ronald K. Church 1996 Trust is 46 Riddle Hill Road, Falmouth, Massachusetts 02540. The address of Cape Cod Bank and Trust Company, N.A. is 307 Main Street, Hyannis, Massachusetts 02601.
  (2) Includes 3,464 shares owned by the Company's ESOP, over which Mr. Raymond has sole voting power. Also includes 37,065 shares owned by Mr. Raymond's children, as to which shares Mr. Raymond disclaims beneficial ownership.
  (3) Pursuant to the terms of the plan, plan participants are entitled to direct the Trustee as to the manner in which all shares allocated to such participants' accounts are to be voted.
  (4) Includes 11,250 shares which Dr. Fantone has the right to acquire through the exercise of a stock option for 11,250 shares granted January 24, 1997 and 11,667 shares which Dr. Fantone has the right to acquire through the exercise of a stock option for 35,000 shares granted October 29, 1999.
  (5) Includes 15,000 shares which Mr. Mollegen has the right to acquire through exercise of a stock option for 15,000 shares granted on April 3, 1998.
  (6) Includes 10,000 shares which Mr. Naylor has the right to acquire through exercise of a stock option for 15,000 shares granted on January 22, 1999.
  (7) Includes 15,000 shares which Mr. Willis has the right to acquire through the exercise of a stock option for 15,000 shares granted on January 23, 1998.
  (8) Includes 5,000 shares which Mr. Fatum has the right to acquire through the exercise of a stock option for 15,000 shares granted on January 6, 2000.

  (9) Consists of 15,000 shares which Mr. Dunne has the right to acquire through the exercise of a stock option for 15,000 shares granted January 24, 1997, 2,500 shares which he has the right to acquire through the exercise of a stock option for 5,000 shares granted on January 22, 1999, 2,500 shares which he has the right to acquire through the exercise of a stock option for 10,000 shares granted January 27, 2000, and 797 shares owned by the Company's ESOP, over which Mr. Dunne has sole voting power.
 (10) Includes 1,698 shares owned by the Company's ESOP, over which Mr. Catalano has sole voting power.
 (11) Consists of 2,250 shares which Mr. Kearbey has the right to acquire through the exercise of a stock option for 2,250 shares granted October 18, 1996, 5,000 shares which he has the right to acquire through the exercise of a stock option for 10,000 shares granted January 22, 1999, and 666 shares owned by the Company's ESOP, over which Mr. Kearbey has sole voting power.
 (12) Includes 3,750 shares which Mr. Conway has the right to acquire through the exercise of a stock option for 15,000 shares granted April 20, 2000.
 (13) Includes an aggregate of 98,917 shares which the directors and officers have the right to acquire through the exercise of certain options.

                            EXECUTIVE COMPENSATION

   The following table sets forth the compensation paid by the Company for the Company's last three fiscal years to the Company's chief executive officer during the Company's fiscal year ended September 30, 2000 and the only other executive officers who received an annual salary and bonus exceeding $100,000 during that fiscal year.

                                       Annual         Shares
                                    Compensation    Underlying
Name and Principal         Fiscal -----------------  Options      All Other
Position                    Year   Salary   Bonus    Granted   Compensation (1)
------------------         ------ -------- -------- ---------- ---------------
John L. Coughlin,........   2000  $187,060 $ 28,000      --       $  8,172
 President and Chief        1999   174,919   45,000      --         12,698
 Executive Officer          1998   170,854   23,000      --          9,000

Francis E. Dunne, Jr.....   2000  $126,011 $ 25,000   10,000      $  5,921
 Vice President, Chief      1999   114,800   30,000    5,000        10,325
 Financial Officer          1998   111,038   16,000      --          4,505
 and Treasurer(2)

Robert A. Catalano,......   2000  $ 95,825 $ 10,000      --       $  4,606
 Vice President,            1999    82,000   25,000      --          6,332
  Operations                1998    73,558   10,000      --          3,784


James R. Kearbey, Vice
 President,..............   2000  $ 95,047 $ 15,000      --       $  4,462
 General Manager,           1999    91,900   20,000      --         52,057
  Container                 1998    77,478      --       --          9,785
  Inspection Systems
  Division

All directors and
 officers as a group(3)..   2000  $705,932 $ 93,000   75,000      $153,667
                            1999   643,792  128,000   35,000       172,367
                            1998   506,313   49,000   30,000       490,503

--------
(1) Includes amounts contributed by the Company to individual accounts with the Company's ESOP and 401(k) Retirement Plan and amounts realized on exercise of stock options by officers and directors during fiscal 1998.
(2) Mr. Dunne has served as Chief Financial Officer and Treasurer since February 1, 1997 and as Vice President since January 27, 2000.
(3) Consisted of nine persons for fiscal 1998, ten persons for fiscal 1999, and twelve persons for fiscal 2000.

Stock Option Tables

   The following table sets forth information concerning grants of stock options during the Company's fiscal year ended September 30, 2000 to the executive officers named in the table above.

                                            Percentage of
                                            Total Options
                                             Granted to
Name and Principal        Number of Shares  Employees in  Exercise Expiration
Position                  Underlying Option  Fiscal Year   Price      Date
------------------        ----------------- ------------- -------- ----------
John L. Coughlin,.......          --             --          --         --
 President and Chief
  Executive Officer

Francis E. Dunne,
 Jr.,...................       10,000           12.0%      $8.75    1/27/10
 Vice President, Chief
  Financial Officer
  and Treasurer

Robert A. Catalano,.....          --             --          --         --
 Vice President,
  Operations

James R. Kearbey,.......          --             --          --         --
 Vice President, General
  Manager, Container
  Inspection Systems
  Division

   The following table sets forth information concerning each exercise of stock options during the Company's fiscal year ended September 30, 2000 by the executive officers named in the table above and the number and value of shares underlying those stock options at that date.

                            Shares                 Number of Unexercised     Value of Unexercised
Name and Principal        Acquired on  Value   Securities Underlying Options In-the-Money Options
Position                   Exercise   Realized      At Fiscal Year End       At Fiscal Year End(1)
------------------        ----------- -------- ----------------------------- ---------------------
John L. Coughlin, ......      --        $--               64,500(2)                $200,221
 President and Chief
 Executive Officer

Francis E. Dunne, Jr. ..      --        --                12,500(2)                   1,484
 Vice President, Chief                                    17,500(3)                   4,453
 Financial Officer and
  Treasurer

Robert A. Catalano, ....      --        --                   --                         --
 Vice President,
  Operations

James R. Kearbey, ......      --        --                   --                         --
 Vice President,
  General Manager,
  Container Inspection
  Systems Division

--------
(1) Based upon the difference between the option exercise price and the closing price of the Company's Common Stock on the Nasdaq SmallCap Market on September 30, 2000.
(2)  Shares underlying options exercisable as of September 30, 2000.
(3)  Shares underlying options not exercisable as of September 30, 2000.

Directors' Compensation

   Under the compensation policy adopted by the Board of Directors, each non-employee director will receive a fee of $6,000 per year plus $1,000 for each directors' meeting attended and reimbursement for reasonable travel and other expenses when incurred. Each committee chairman will receive an additional fee of $2,000 per year, and each committee member will receive a fee of $500 for each committee meeting attended. Stephen D. Fantone also receives additional compensation of $5,417 per month for his services as Chairman of the Board of Directors. Non-employee directors are also eligible to receive stock options under the Company's 1998 Non-Employee Directors' Stock Option Plan.

Employment Contracts

   In 1990, the Company entered into an employment agreement with Samuel O. Raymond. Under this agreement, as amended, Mr. Raymond will be employed as the Director of Research of the Company at a salary of $72,000 per year and will serve as the Chairman Emeritus of the Board of Directors for as long as he is elected to that position. This agreement commenced on August 1, 1990 and will expire on July 31, 2005. After the expiration of the initial term, the agreement will automatically be renewed annually as of August 1, 2005 and each August 1 thereafter. The agreement also provides that if a change in control of the Company should occur during the first, second or last five years of the initial term of the agreement, Mr. Raymond is entitled to receive $427,974, $335,504, or $199,636, respectively, from the Company. The Company has also agreed to pay the premiums on a $1,500,000 life insurance policy on Mr. Raymond's life under a split dollar plan.

   The Company entered into an employment agreement with John L. Coughlin, effective as of October 1, 1999, pursuant to which Mr. Coughlin agreed to serve as the President and Chief Executive Officer of the Company for a three-year period. The agreement provided for an initial base salary of $187,000 per year, subject to increase from time to time by the Board of Directors and an annual incentive compensation program for Mr. Coughlin based upon the attainment of quantitative and qualitative objectives to be set by the Board of Directors. For the fiscal year ending September 30, 2001, Mr. Coughlin would have been eligible to receive a quantitative bonus equal to 1.2% of the first $2,000,000 of operating income of the Company plus 1% of the operating income of the Company in excess of $2,000,000. On January 26, 2001, the Company and Mr. Coughlin entered into a Severance Agreement pursuant to which Mr. Coughlin resigned as an officer and director of the Company on that date and agreed to continue as an at-will employee of the Company until February 12, 2001. Under this agreement, Mr. Coughlin received a severance payment of $55,000 in exchange for cancellation of his 64,500 outstanding stock options and his continued availability to assist the Company for a specified period of time.

   The Company entered into an employment agreement with Francis E. Dunne, Jr. effective as of October 1, 1999, pursuant to which Mr. Dunne agreed to serve as Vice President, Chief Financial Officer and Treasurer of the Company for a two year period. The agreement provides for an initial base salary of $126,000 per year, subject to increase from time to time by the Board of Directors. Mr. Dunne's base salary was increased by the Board of Directors to $145,000 for the 2001 fiscal year. Mr. Dunne is also eligible to participate in any discretionary incentive compensation bonus plan which is generally made available to the executives of the Company. In the event the Company terminates his employment other than for cause, disability or death, Mr. Dunne will be entitled to severance benefits equal to one year's base salary.

                             CERTAIN TRANSACTIONS

   On July 29, 1997, the Company entered into a License Agreement with a corporation wholly-owned by Dr. Stephen D. Fantone, President and Chief Executive Officer and Chairman of the Board of Directors of the Company, with respect to the concept of utilizing optical technology, for which Dr. Fantone's corporation possesses technical expertise, for application to certain products currently under development by the Company. Under the agreement, the Company will pay the development costs to Dr. Fantone's corporation. During the fiscal year ended September 30, 2000, the Company paid Dr. Fantone's corporation approximately $20,000 as the minimum annual royalty under this contract. The proprietary rights to the technology will be owned by Dr. Fantone's corporation, which has granted an exclusive license to the Company for the use of the technology in certain specified fields of use upon the terms and conditions set forth in the agreement. The Company's policy with respect to business relationships with officers, directors, or affiliates is that any such relationships must be fully disclosed to the Board of Directors and must be upon terms not less favorable to the Company than those available from third parties dealing at arm's length.

                             ELECTION OF DIRECTORS

   The Board of Directors of the Company is classified into three classes, each of which consists of two or three directors. One class of directors is elected each year for a term of three years. The terms of the Class II directors, A. Theodore Mollegen, Jr. and Stephen D. Fantone, expire at the 2001 annual meeting. The Board of Directors has nominated Mr. Mollegen and Dr. Fantone to continue to serve as Class II directors for a term expiring at the 2004 annual meeting.

   Unless otherwise specified therein, shares represented by the enclosed proxy will be voted at the stockholders meeting to elect Mr. Mollegen and Dr. Fantone as Class II directors for a three-year term until the 2004 annual meeting of stockholders and until their successors shall be duly elected. In the event that either Mr. Mollegen or Dr. Fantone is unable to stand for election (which event is not now contemplated), the holders of the enclosed proxy will vote for the election of a nominee or nominees acceptable to the remaining members of the Company's Board of Directors.

   The Board of Directors recommends that stockholders vote "FOR" the proposal to elect Mr. Mollegen and Dr. Fantone as directors.

   There is at present one vacancy in the position of Class I director, resulting from Mr. Coughlin's resignation as director in January 2001. The Company anticipates that Dr. Fantone's successor as President and Chief Executive Officer will be appointed to fill that vacancy.

                             APPROVAL OF AUDITORS

   The Board of Directors has appointed Arthur Andersen LLP as independent public accountants to examine the financial statements of the Company and its subsidiary for the fiscal year ending September 30, 2001. Representatives of Arthur Andersen LLP are expected to be present at the stockholders meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

   The Board of Directors recommends that stockholders vote "FOR" the proposal to approve the appointment of Arthur Andersen LLP as independent public accountants.

                    OTHER MATTERS COMING BEFORE THE MEETING

   As of the date of this Proxy Statement, management does not know of any matters to be presented to the meeting other than the matters set forth in the attached Notice of Special Meeting in Lieu of the Annual Meeting of Stockholders. If any other matters properly come before the meeting, the persons named in the enclosed proxy will vote thereon according to their best judgment.

         COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of those reports are to be furnished to the Company.

   Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company under Rule 16a-3(d) during the fiscal year ended September 30, 2000, no director, officer, or beneficial owner of more than 10% of the Company's equity securities failed to file on a timely basis, any reports required by Section 16(a) of the Securities Exchange Act of 1934.

                             STOCKHOLDER PROPOSALS

   Under the By-laws of the Company, written notice to the Clerk stating the business to be brought by stockholders before an annual meeting of stockholders or a special meeting in lieu of the annual meeting shall be given sixty days prior to the anniversary date of the immediately preceding annual meeting and within ten days of the written notice of any special meeting of stockholders not in lieu of the annual meeting. Similar written notice to the Clerk stating stockholder nominations for the election of directors, other than those recommended by the Board of Directors, shall be given sixty days prior to the anniversary date of the immediately preceding annual meeting of stockholders and within ten days of the written notice of any special meeting of stockholders to elect directors. Proposals which stockholders intend to present at the 2002 annual meeting must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting no later than January 3, 2002.

                                 OTHER MATTERS

   THE COMPANY FILES AN ANNUAL REPORT WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB WHICH INCLUDES ADDITIONAL INFORMATION ABOUT THE COMPANY. A COPY OF THE FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS, MAY BE OBTAINED WITHOUT CHARGE, AND COPIES OF THE EXHIBITS WHICH ARE LISTED THEREIN WILL BE FURNISHED UPON PAYMENT OF THE COMPANY'S COSTS OF REPRODUCTION AND MAILING OF SUCH EXHIBITS. ALL SUCH REQUESTS SHOULD BE DIRECTED TO FRANCIS E. DUNNE, JR., CHIEF FINANCIAL OFFICER, 49 EDGERTON DRIVE, NORTH FALMOUTH, MASSACHUSETTS 02556 (TEL: 508-563-1000).

                                          By Order of the Board of Directors
                                          John T. Lynch, Clerk

North Falmouth, Massachusetts
April 4, 2001

                                                                     APPENDIX A

                                 BENTHOS, INC.

                            AUDIT COMMITTEE CHARTER

1. PURPOSE

   The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public, the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting, and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures, and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

     Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control systems.

     Review and appraise the audit efforts of the Corporation's independent accountants. In that regard, the Corporation's independent accountants are ultimately accountable to the Board of Directors and the Audit Committee.

     Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

     Provide in the annual Proxy Statement a report of the Committee's findings that result from its financial reporting oversight responsibilities.

   The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

   The Audit Committee shall be comprised of at least three directors as determined by the Board, each of whom shall be independent directors in accordance with published SEC and NASD requirements, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices. At least one member must have accounting or related financial management experience.

   The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until the next annual meeting or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

   The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet, at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately.

IV. RESPONSIBILITES AND DUTIES

   To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1. Review and update this Charter periodically, at least annually, as conditions dictate.

2.  Review the Corporation's annual financial statements.

3. Review Forms 10-KSB and 10-QSB prior to their filing and discuss significant problems and material disputes between financial management and the independent accountants, if any.

Independent Accountants

4. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants.

5. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

6. Quarterly, consult with the independent accountants, out of the presence of management, about internal controls and the fullness and accuracy of the Corporation's financial statements.

7. Obtain from the independent accountants a formal written statement regarding relationships and sources which may affect objectivity and independence.

8. Discuss any relevant matters regarding independence with the independent accountants.

9. Recommend that the full Board take action to address the independence of the independent accountants.

Financial Reporting Processes

10. In consultation with the independent accountants, review the integrity of the Corporation's financial reporting processes, both internal and external.

11. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

12. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants or management.

Process Improvement

13. Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

14. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

15. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

16. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

Ethical and Legal Compliance

17. Establish, review, and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

18. Review management's monitoring of the Corporation's compliance with the Corporation's Ethical Code, and ensure that management has the proper review system in place to ensure that Corporation's financial statements, reports, and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

19. Review, with the Corporation's counsel, legal compliance matters including corporate securities trading policies.

20. Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

21. Perform any other activities consistent with the Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

        SPECIAL MEETING IN LIEU OF THE ANNUAL MEETING OF STOCKHOLDERS OF

                                 BENTHOS, INC.

                                  May 4, 2001

                           PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
---------------
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
-------------------
Please access the web page at www.voteproxy.com and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS _____________________________.

                                 BENTHOS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                         SPECIAL MEETING IN LIEU OF THE
                         Annual Meeting of Stockholders
                           TO BE HELD ON MAY 4, 2001

     The undersigned holder of Common Stock of BENTHOS, INC. (the "Corporation") acknowledges receipt of the Notice of Special Meeting in Lieu of the Annual Meeting of Stockholders dated April 4, 2001 and the accompanying Proxy Statement and hereby appoints Stephen D. Fantone, Francis E. Dunne, Jr. and John T. Lynch and each of them, proxies, agents and attorneys-in-fact of the undersigned (with full power of substitution) to attend the above stockholders meeting and all adjournments thereof (the "Meeting") and there to vote all shares of Common Stock of the Corporation that the undersigned would be entitled to vote, if personally present, in regard to all matters which may come before the Meeting, ratifying and confirming all that said proxies or their substitutes may lawfully do in place of the undersigned as indicated on the reverse hereof.

     IMPORTANT:  SIGNATURE REQUIRED ON REVERSE SIDE.

     A [x] Please mark your vote as in this example.

     1.   To elect as Class II directors of the Company:
          A. Theodore Mollegen, Jr. and Stephen D. Fantone

               [ ] FOR ALL NOMINEES  [ ] WITHHOLD AUTHORITY TO
                                       VOTE FOR ALL NOMINEES

     INSTRUCTIONS: To withhold authority to vote for election of one of the two nominees listed above, mark FOR above and cross out the name of the person as to whom authority is withheld.

     2. To approve Arthur Andersen LLP as independent public accountants of the Company for the 2001 fiscal year.

               [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

     The undersigned hereby confers upon the Proxies and each of them, discretionary authority with respect to other matters properly presented for consideration at the Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, THE PROXIES INTEND TO VOTE FOR THE ELECTION OF THE LISTED NOMINEES AND FOR PROPOSAL 2 IDENTIFIED ABOVE.

                                    Dated:  ___________________

                                    _____________________________

                                    _____________________________
                                         IF HELD JOINTLY

                                    Note: For shares held jointly, each joint owner should personally sign. If signing as executor, or in any other representative capacity, or as an officer of a corporation, please indicate your full title as such.